UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2013 (January 14, 2013)

Excel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, Suite 1101 New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 921-2000

Not Applicable
(Former name or former address, if changed since last report)

Copies to:
Stuart Neuhauser, Esq.
Benjamin S. Reichel, Esq.
Ellenoff Grossman & Schole LLP
150 E. 42nd Street, 11th Floor
New York, New York 10017
Telephone: (212) 370-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K/A

EXCEL CORPORATION

On January 18, 2013, we filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Form 8-K”), with respect to the Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Excel Business Solutions, Inc., a Delaware corporation (“EBSI”), and ECB Acquisition Corp., our newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into EBSI, and EBSI, as the surviving corporation, became a wholly-owned subsidiary of the Company.

We are filing this amendment to the Form 8-K in order to include our pro forma financial statements as of, and for the year ended, December 31, 2012 that give effect to the merger no later than 75 days after consummation of the Merger pursuant to 17 CFR 210.8-04 and 201.8-05.

Item 9.01               Financial Statements and Exhibits

(b)           Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K/A as Exhibit 99.2.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description

99.2	Unaudited pro forma consolidated balance sheets as of December 31, 2012 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 28, 2013

EXCEL CORPORATION

By:	/s/David Popkin
Name:	David Popkin
Title:	Chief Executive Officer

INDEX TO EXHIBITS

99.2	Unaudited pro forma consolidated balance sheets as of December 31, 2012 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2012.